UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2021

QuantumScape Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39345	85-0796578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1730 Technology Drive San Jose, California		95110
(Address of principal executive offices)		(Zip code)

(408) 452-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QS	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	QS.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Matters

On March 10, 2021, Board of Directors (the “Board”) of QuantumScape Corporation (the “Company”) approved compensation adjustments for its named executive officers, an omnibus Employee Incentive Compensation Plan (the “Incentive Compensation Plan”), and specific bonus eligibility for its named executive officers for 2021.

Compensation Adjustments

The table below sets forth each named executive officer’s base salary for 2020, as well as the updated base salary for 2021 and bonus eligibility for 2021. The Company did not have any arrangements with its named executive officers providing for annual cash bonuses in 2020. Compensation adjustments will be retroactive to January 1, 2021. Each named executive officer will be eligible to receive his 2021 bonus based upon achievement of performance metrics set forth in the 2021 terms and conditions of the Incentive Compensation Plan.

Named Executive Officer	Fiscal Year 2020 Base Salary	January 1, 2021 Compensation Adjustments
		Base Salary	Bonus Target
Jagdeep Singh Chief Executive Officer	$277,116	$375,000	$125,000
Kevin Hettrich Chief Financial Officer	$310,096	$375,000	$125,000
Michael McCarthy Chief Legal Officer	$361,779	$375,000	$125,000

Adoption of Employee Incentive Compensation Plan

In connection with the compensation review, the Board adopted the Incentive Compensation Plan. The Incentive Compensation Plan allows the Compensation Committee of the Board (the “Compensation Committee”) to provide cash incentive awards to employees selected by the Compensation Committee, including the named executive officers, based upon performance goals established by the Compensation Committee. Pursuant to the Incentive Compensation Plan, the Compensation Committee, in its sole discretion, establishes a target award for each participant and a bonus pool, with actual awards payable from such bonus pool, with respect to the applicable performance period.

Under the Incentive Compensation Plan, the Compensation Committee determines the performance goals applicable to any award, which goals may include, without limitation, a variety of performance, operational, developmental, and financial goals, and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.

The Compensation Committee will administer the Incentive Compensation Plan. The administrator of the Incentive Compensation Plan may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.

The foregoing summary of the Incentive Compensation Plan is qualified in its entirety by reference to the full text of the plan as attached as Exhibit 10.1 hereto, which is incorporated by reference herein.

Adoption of Change of Control Severance Agreement

The Board approved, and the Company entered into a change in control and severance agreements (“CIC Agreement”) with each of the named executive officers, which require us to make specific payments and benefits in connection with the termination of such named executive officers’ employment under certain circumstances. These change in control agreements superseded any other agreement or arrangement relating to severance benefits with these named executive officers or any terms of their option agreements related to vesting acceleration or other similar severance-related terms.

The CIC Agreements will remain in effect for an initial term of three years. At the end of the initial term, each agreement will automatically renew for an additional one-year period unless either party provides notice of nonrenewal at least 90 days prior to the date of the automatic renewal. The change in control agreements also acknowledge that each of these named executive officers is an at-will employee, whose employment can be terminated at any time. In order to receive the severance benefits described below, each of these named executive officers is obligated to execute a release of claims against us.

In the event of a termination of employment without “cause” (as defined in the CIC Agreement) outside of the “change in control period” (as generally defined below), such named executive officer will receive the following:

•	continued base salary for 12 months (or 6 months for named executive officers other than our Chief Executive Officer);

•	up to 50% of each named executive officer’s potential bonus, in the discretion of the Compensation Committee;

•	paid COBRA benefits for up to 12 months (or 6 months for named executive officers other than our Chief Executive Officer); and

•	No acceleration of equity awards.

In the event of a termination of employment without “cause” or a resignation for “good reason” (as defined in the CIC Agreement) during the “change in control period,” such named executive officer will receive the following:

•	a lump-sum payment of 12 months of base salary;

•	a lump-sum payment equal to 100% of the potential bonus;

•	paid COBRA benefits for up to 12 months; and

•	100% acceleration of equity awards.

In the event any payment to one of these named executive officers is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a “parachute payment” under Section 280G of the Internal Revenue Code), the named executive officer will be entitled to receive such payment as would entitle him or her to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

For the purpose of the change in control agreements, “change in control period” means generally the period beginning three months prior to, and ending 12 months following, a change in control of the company.

The foregoing summary of the form of CIC Agreement is qualified in its entirety by reference to the full text of the agreement as attached as Exhibit 10.2 hereto, which is incorporated by reference herein.

Item  9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employee Incentive Compensation Plan

10.2	Form of Change in Control and Severance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 15, 2021

QUANTUMSCAPE CORPORATION

By:	/s/ Michael McCarthy
	Name:	Michael McCarthy
	Title:	Chief Legal Officer and Head of Corporate Development